Exhibit 10.6

AMENDMENT NO. 1 TO

2013 WARRANTS

TO PURCHASE COMMON STOCK OF

CHAMPIONS ONCOLOGY, INC.

This Amendment No. 1 (this “Amendment”) to the Warrants with the issue date of January 28, 2013 (the “Original Warrants”), effective as of March 13, 2015, is between Champions Oncology, Inc. (the “Company”) and the other parties hereto, who constitute the holders of Original Warrants exercisable for a majority of the number of shares of Common Stock of the Company into which all of the Original Warrants outstanding as of the date hereof are exercisable, and is thus binding upon all of the holders of Original Warrants pursuant to Section 12 of the Original Warrants.

WHEREAS, the parties hereto wish to amend the terms of the Original Warrants;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, the parties agree as follows.

1.          Section 5(c) of each of the Original Warrants is deleted in its entirety and replaced with “[Reserved]”.

2.          The last sentence of Section 1(a) is amended and restated in its entirety as follows:

“The “Exercise Price” for each Warrant Share purchased by the Holder upon the exercise of this Warrant shall be equal to $0.40, subject to adjustment for the events specified in Section 5 below.”

For purposes of this Amendment, the definition of “Exercise Price” in the Original Warrants (before giving effect to the amendment in this Section 2) is referred to as the “Original Exercise Price”, and the definition of “Exercise Price” in the Original Warrants (after giving effect to the amendment in this Section 2) is referred to as the “New Exercise Price”.

3.          The number of shares issuable upon exercise of each of the Original Warrants (as set forth in the Preamble to the Original Warrants) (the “Original Shares Issuable”) shall be amended to an amount (the “New Shares Issuable”) equal to (x) the Original Exercise Price divided by the New Exercise Price, multiplied by (y) the Original Shares Issuable. For avoidance of doubt, the New Shares Issuable shall be subject to all limitations, conditions, and adjustments as set forth in the Original Warrants.

4.          The definition of “Expiration Date” (as set forth in the Preamble to the Original Warrants) of each of the Original Warrants is amended and restated in its entirety as follows:

“…6:00 p.m., eastern time, on January 28, 2019 (or, if such date is not a Business Day, on the Business Day immediately following such date) (the “Expiration Date”).”

5.          All other provisions of the Original Warrants shall remain effective.

6.          This Amendment shall for all purposes be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

7.          This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile transmission and/or pdf email transmission.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

CHAMPIONS ONCOLOGY, INC.

By:	/s/ Joel Ackerman
	Name:	Joel Ackerman
	Title:	President

BATTERY VENTURES IX, L.P.
By:	Battery Partners IX, LLC, its general partner

	By:	/s/ Scott Tobin
		Name:	Scott Tobin
		Title:	Member Manager

BATTERY INVESTMENT PARTNERS IX, LLC

By:	Battery Partners IX, LLC, its general partner

	By:	/s/ Scott Tobin
		Name:	Scott Tobin
		Title:	Member Manager

PAR INVESTMENT PARTNERS, L.P.
By:	PAR Group, L.P., its general partner
	By:	PAR Capital Management, Inc., its general partner

		By:	/s/ Arthur Epker III
			Name:	Arthur Epker III
			Title:	Vice President

/s/ Joel Ackerman
Joel Ackerman

/s/ Ronnie Morris
Ronnie Morris